Exhibit 99.1

News Release

Syneos Health Appoints Colin Shannon as

Chief Executive Officer

Industry Veteran Brings Decades of Experience Driving Growth at

Global Biopharmaceutical Solutions Organizations

MORRISVILLE, N.C. – October 3, 2023 – Syneos Health, Inc. (“Syneos Health” or the “Company”), a leading fully integrated biopharmaceutical solutions organization, today announced that Colin Shannon has been appointed Chief Executive Officer, effective immediately. Shannon succeeds Michelle Keefe, who will continue her tenure with Syneos Health as a key member of the Executive Leadership Team. Shannon and Keefe will remain on the Board of Directors.

Shannon brings decades of leadership experience driving growth at global biopharmaceutical solutions organizations. During his 14 years at PRA Health Sciences, Shannon served in executive roles, most recently as Chairman and CEO. During his tenure, he grew the company significantly, leading it through a successful IPO and subsequent sale to ICON plc., where he also served on its Board of Directors. Prior to PRA Health Sciences, he held various executive roles at Pharmaceutical Product Development Inc. (“PPD”), including EVP of Global Clinical Operations, COO and CFO of Europe and Chief Financial and Administrative Officer for International Operations.

Keefe served as CEO of Syneos Health for the last 18 months, driving the Company’s ongoing transformation and leading the organization through the successful going private transaction. As a key member of the Executive Leadership Team, she will remain committed and dedicated to Syneos Health’s employees and customers worldwide.

“It is an honor to be tasked with leading Syneos Health at such an exciting time in its evolution,” said Shannon. “I look forward to working with Michelle and the rest of the leadership team, the Board and our dedicated employees as we push ourselves to new heights. Together, we will continue to deliver on our commitment to customers and strive to provide service that exceeds expectations.”

“I am excited to work closely with Colin and the full leadership team as we continue to drive our ongoing transformation across our clinical and commercial capabilities,” said Keefe. “Syneos Health has become a fully integrated biopharmaceutical leader, offering unique, innovative and technology-enabled solutions to the market, and we are well positioned to build on our momentum.”

About Syneos Health

Syneos Health® is a leading fully integrated biopharmaceutical solutions organization built to accelerate customer success. We translate unique clinical, medical affairs and commercial insights into outcomes to address modern market realities.

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News Release

We bring together a talented team of professionals, who work across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics.

Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

To learn more about how we are Shortening the distance from lab to life®, visit syneoshealth.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. All statements, other than historical facts, including statements regarding the Company’s future results, strategy and operations as a private company, are forward-looking statements. The forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond its control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: the effect of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; and the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and its other filings with the Securities and Exchange Commission, copies of which are available free of charge on the Company’s website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact Information

Gary Gatyas

Executive Director, External Communications

+1 908 763 3428

gary.gatyas@syneoshealth.com

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